Exhibit 99.2

NOTICE TO READER

As of January 1, 2025, based on a calculation made as of June 30, 2024, being the last business day of the second quarter, Lithium Americas Corp. (the “Company”) is considered a domestic filer in the United States instead of a foreign private issuer.

Accordingly, the Company is now required to prepare its financial statements filed with the Securities and Exchange Commission (“SEC”) in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) instead of IFRS® Accounting Standards as issued by the International Accounting Standards Board. As required pursuant to section 4.3(4) of National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian Securities Administrators, the Company must restate its interim financial reports for the fiscal year ended December 31, 2024 in accordance with U.S. GAAP as such interim financial reports having previously been prepared in accordance with IFRS® Accounting Standards.

Accordingly, the attached condensed consolidated interim financial statements (the “Financial Statements”) for the three and six months ended June 30, 2024 and 2023 have been prepared in accordance with U.S. GAAP. The Financial Statements do not update or restate the information in the original financial statements.

The Company’s Annual Report for the fiscal year ended December 31, 2024 on Form 10-K (the “Annual Report”) dated March 28, 2025 is available under the Company’s profile on SEDAR at www.sedar.com and EDGAR at www.sec.gov. Readers are cautioned that these Financial Statements should be read in conjunction with the annual report, including the audited consolidated financial statements and the related notes thereto included in item 8 thereof.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of U.S. dollars, except for shares in thousands)

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents (Note 2)	$375,830	$195,516
Receivables	3,135	4,494
Prepaids and deposits	5,585	5,873
Total current assets	384,550	205,883

Investments measured at fair value (Note 3)	6,690	11,162
Restricted cash	288	288
Mineral properties, plant and equipment, net (Note 4)	289,383	200,558
Other assets (Note 5)	7,251	19,000
Total assets	$688,162	$436,891

LIABILITIES
Accounts payable	$247	$4,595
Accrued liabilities	17,259	18,766
Current portion of lease liabilities (Note 7)	1,095	878
GM Tranche 2 liability (Note 6)	360	348
Total current liabilities	18,961	24,587

Royalty and production payment arrangements (Note 8)	20,992	20,747
Lease liabilities (Note 7)	3,084	3,016
Reclamation liabilities	112	112
Other liabilities	3,500	3,500
Total liabilities	46,649	51,962

Commitments (Note 16)

STOCKHOLDERS’ EQUITY
Common stock, no par value, unlimited authorized; 217,915 and 161,778 shares issued and outstanding, respectively	651,714	383,063
Additional paid-in capital	15,772	15,020
Accumulated deficit	(25,973)	(13,154)
Total stockholders’ equity	641,513	384,929
Total liabilities and stockholders’ equity	$688,162	$436,891

Subsequent events (Note 17)

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of U.S. dollars, except for per share amounts and shares in thousands)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses
Exploration expenditures	$(10)	$(208)	$(10)	$(4,008)
General and administrative expenses (Note 11)	(6,410)	(5,270)	(12,213)	(7,185)
Total operating expenses	(6,420)	(5,478)	(12,223)	(11,193)
Other income (expense)
Transaction costs (Note 13)	(1,316)	(2,802)	(2,181)	(6,830)
Gain (loss) on financial instruments measured at fair value (Notes 3, 6)	(2,980)	18,713	(4,484)	26,959
Interest income (expense)	(6)	34	(7)	(366)
Other income (expense) (Note 13)	4,167	44	6,076	53
Total other income (expense)	(135)	15,989	(596)	19,816
Net income (loss)	$(6,555)	$10,511	$(12,819)	$8,623

Basic and diluted net income (loss) per share (Note 10)	$(0.03)	$0.07	$(0.07)	$0.05
Weighted average number of common shares outstanding, basic and diluted	204,465	160,048	183,137	160,048

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of U.S. dollars, except for shares in thousands)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

	Common stock		Additional paid-in capital	Net former parent investment	Accumulated deficit	Total stockholders’ equity
	Number of shares	Amount
Balance, January 1, 2023	-	$-	$-	$(55,795)	$-	$(55,795)
Contribution from former parent	-	-	-	16,485	-	16,485
General Motors transaction (Note 6)	-	-	-	271,737	-	271,737
Net loss	-	-	-	(1,888)	-	(1,888)
Balance, March 31, 2023	-	$-	$-	$230,539	$-	$230,539
Contribution from former parent	-	-	-	24,591	-	24,591
Net income	-	-	-	10,511	-	10,511
Balance, June 30, 2023	-	$-	$-	$265,641	$-	$265,641

Balance, December 31, 2023	161,778	$383,063	$15,020	$-	$(13,154)	$384,929
Shares issued on conversion of stock-based awards (Note 9)	373	2,875	(2,875)	-	-	-
Stock-based compensation (Note 9)	-	-	5,038	-	-	5,038
Net loss	-	-	-	-	(6,264)	(6,264)
Balance, March 31, 2024	162,151	$385,938	$17,183	$-	$(19,418)	$383,703
Issuance of common stock, net of issuance costs (Note 9)	55,000	262,146	-	-	-	262,146
Shares issued on conversion of stock-based awards (Note 9)	764	3,630	(3,630)	-	-	-
Stock-based compensation (Note 9)	-	-	2,219	-	-	2,219
Net loss	-	-	-	-	(6,555)	(6,555)
Balance, June 30, 2024	217,915	$651,714	$15,772	$-	$(25,973)	$641,513

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of U.S. dollars)

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$(12,819)	$8,623

Adjustments for:
Depreciation	22	135
Stock-based compensation (Note 9)	2,903	97
Amortization of right-of-use asset	449	329
Loss/(gain) on financial instruments measured at fair value (Notes 3, 6)	4,484	(26,959)
Other items	(14)	(2,016)
Changes in operating assets and liabilities:
Decrease/(increase) in receivables	1,132	(10)
Decrease in prepaids and deposits	1,184	2,074
Increase/(decrease) in accounts payable	6	(9,469)
Decrease in accrued liabilities	(1,774)	(415)
Operating lease payments, net of non-cash interest accrual	(394)	(331)
Net cash used in operating activities	(4,821)	(27,942)
Investing activities
Additions to mineral properties, plant and equipment	(77,033)	(56,089)
Net cash used in investing activities	(77,386)	(56,089)
Financing activities
Contributions from former parent	-	40,285
Proceeds from public offering, net of issuance costs (Note 9)	262,191	-
Gross proceeds from GM transaction (Note 6)	-	320,148
Payment of costs related to the GM transaction (Note 6)	-	(15,206)
Principal payments on finance lease obligations	(23)	(12)
Net cash provided by financing activities	262,168	345,215

Net increase in cash, cash equivalents, and restricted cash	180,314	261,184

Cash, cash equivalents, and restricted cash, beginning of period [1]	195,804	636
Cash, cash equivalents, and restricted cash, end of period [1]	$376,118	$261,820

1 June 30, 2024 and December 31, 2023 balances include restricted cash of $288.

Supplemental disclosure with respect to cash flows (Note 14)

The accompanying notes are an integral part of the Condensed Consolidated Interim Financial Statements.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

1.
BACKGROUND AND BASIS OF PRESENTATION

Background and Nature of Operations

Lithium Americas Corp., (the “Company” or “New LAC”) is principally focused on development of Thacker Pass (“Thacker Pass”), a sedimentary-based lithium project located in the McDermitt Caldera in Humboldt County in north-western Nevada, USA. The Company operates in one operating segment and one geographical area. Thacker Pass was in the exploration and evaluation phase and was transferred to the development stage effective February 1, 2023. Substantially all the assets and the liabilities of the Company relate to Thacker Pass.

The Company was incorporated on January 23, 2023 under the Business Corporations Act (British Columbia) in anticipation of separating the North American business (“LAC North America”) from the Company’s former parent, an entity then named Lithium Americas Corp. (“Old LAC,” initially named Lithium Americas (Argentina) Corp. and now Lithium Argentina AG (“Lithium Argentina”)). On October 3, 2023, upon completing the separation transaction (the “Separation”), the Company changed its name from 1397468 B.C. Ltd. to Lithium Americas Corp. The Separation was completed pursuant to a statutory plan of arrangement (the “Arrangement”). As a result, shareholders of the original company, Old LAC, retained their proportionate interests in both Old LAC and the newly formed entity, New LAC, before and after Separation. Following the Separation, Lithium Argentina and the Company became independent public companies. The Company’s common shares are listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) under the symbol “LAC.”

To date, the Company has not generated revenues from operations and has relied on equity financing to fund operations. The underlying values of mineral properties, plant and equipment, including Thacker Pass, are dependent on the existence of economically recoverable reserves, maintaining title and beneficial interest in the properties, and the ability of the Company to obtain the debt financing arrangements to complete development and to attain future profitable operations.

Basis of Presentation

The unaudited condensed consolidated interim financial statements (the “Interim Statements”) of the Company have been prepared in accordance with U.S. General Accepted Accounting Principles (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission ("SEC”) for interim financial information. Accordingly, they do not include all the information and notes required by U.S. GAAP for complete financial statements. The Interim Statements include all adjustments considered necessary by management to fairly state the financial position, results of operations and cash flows for the interim periods reported. The operating results for the interim periods presented are not necessarily indicative of results that may be expected for any other interim period or for the full year. These Interim Statements are expressed in U.S. dollars (“USD”), the Company’s presentation and functional currency.

These Interim Statements should be read in conjunction with the annual consolidated financial statements and notes thereto and the summary of significant accounting policies included in the Company’s annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 28, 2025. These policies have been applied on a consistent basis for all periods. Information related to recent accounting pronouncements which are not yet effective is included in the summary of significant accounting policies note for the year ended December 31, 2024.

Previously, the Company prepared its consolidated financial statements under IFRS® Accounting Standards as issued by the International Accounting Standards Board as permitted by securities regulators in Canada and in the United States for companies that meet the definition of a Foreign Private Issuer, as defined by the SEC. As of June 30, 2024, the Company determined that it no longer met the definition of a Foreign Private Issuer. As a result, beginning January 1, 2025, the Company is required to follow SEC reporting standards applicable to U.S. domestic issuers and transitioned its accounting from IFRS® Accounting Standards to U.S. GAAP. The transition was made retrospectively for all periods presented and included the adoption of any relevant U.S. GAAP accounting pronouncements.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

These Interim Statements reflect (i) the activities of the Company from and after the Separation on October 3, 2023, and (ii) the activities of LAC North America on a "carve-out" basis prior to that date. Prior to Separation, LAC North America did not operate as a separate legal entity. The assets, liabilities, and results of operations prior to October 3, 2023 represent those specifically identifiable to LAC North America including assets, liabilities, and expenses relating to Thacker Pass, specified investments, transactions and balances arising from an original investment from General Motors, as well as an allocation of certain costs relating to the management of those relevant assets, liabilities, and results of operations. Such costs have been allocated from the shared corporate expenses of Old LAC based on the estimated level of involvement of Old LAC management and employees with LAC North America.

These Interim Statements have been prepared on the assumption that the Company is a going concern and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business for the next 12 months.

Risks and Uncertainties

The preparation of financial statements in conformity with U.S. GAAP requires the use of management estimates and judgement. For further information on risks and uncertainties that could have a potential impact on the Company, refer to Note 2 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K. As at June 30, 2024, management identified the existence of an impairment indicator associated with the Thacker Pass asset. Management conducted an evaluation of the recoverable amount of Thacker Pass using both internal and external sources of information and compared that amount to the carrying value. No impairment was identified.

2.
CASH AND CASH EQUIVALENTS

	June 30, 2024	December 31, 2023
Cash	$42,734	$12,050
Cash equivalents	333,096	183,466
Total	$375,830	$195,516

As at June 30, 2024, $592 of cash and cash equivalents were held in Canadian dollars (December 31, 2023 - $8,476), and $375,238 in U.S. dollars (December 31, 2023 - $187,040). Cash equivalents include investments in U.S. treasury bills, short-term savings and deposit accounts with two Canadian Schedule I chartered banks that mature within 90 days of the date of acquisition and earn interest between 5.0 - 5.2% per annum. The majority of the Company’s cash is available only for use in relation to Thacker Pass and is not available for general corporate purposes.

3.
INVESTMENTS MEASURED AT FAIR VALUE

	June 30, 2024	December 31, 2023
Investment in GT1 (ASX: GT1) (Note 15)	$683	$2,580
Investment in Ascend Elements (Note 15)	6,007	8,582
Total	$6,690	$11,162

As at June 30, 2024 and December 31, 2023, the Company holds 13,301 common shares (representing approximately 4% of ownership), of Green Technology Metals Limited (“GT1”). A loss on change in fair value of $573 (2023 - $323) and a loss on change in fair value of $1,897 (2023 - $1,137), respectively, was recognized in the condensed consolidated interim statements of income (loss) for the three and six-month periods ended June 30, 2024.

As at June 30, 2024 and December 31, 2023, the Company holds 806 series C-1 preferred shares of Ascend Elements, Inc. (“Ascend Elements”), a private U.S. based lithium-ion battery recycling and engineered material

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

company. During the three and six months ended June 30, 2024, a loss on change in fair value of $2,575 (2023- $nil) was recognized in the condensed consolidated interim statements of income (loss).

4.
MINERAL PROPERTIES, PLANT AND EQUIPMENT, NET

	June 30, 2024	December 31, 2023
Thacker Pass	$288,050	$199,060
Machinery and equipment	2,639	2,622
Finance lease right-of-use assets	216	236
Other	1,116	892
Total mineral properties, plant and equipment	292,021	202,810
Accumulated depreciation	(2,638)	(2,252)
Mineral properties, plant and equipment, net	$289,383	$200,558
5.
OTHER ASSETS

	June 30, 2024	December 31, 2023
Operating lease right-of-use assets	$3,953	$3,685
Prepaid insurance, Thacker Pass	3,298	2,456
Deposits on long-lead equipment	-	12,859
Total	$7,251	$19,000

Operating lease right-of-use assets include office leases and a land lease associated with Thacker Pass.

6.
AGREEMENTS WITH GENERAL MOTORS

On January 30, 2023, Old LAC entered into an agreement with General Motors Holdings LLC (“GM”), pursuant to which GM agreed to make a $650,000 equity investment (the “Original GM Transaction”), the proceeds from which were to be used for the construction and development of Thacker Pass. The Original GM Transaction was comprised of two tranches, with GM having made a $320,148 first tranche investment (the “Tranche 1 Investment”) in the shares of Old LAC and a planned second tranche subscription agreement of up to $329,852 (the “Tranche 2 Investment”) to be made upon satisfaction of certain conditions including securing of sufficient funding to complete the development of Phase 1 of Thacker Pass. On February 16, 2023, the Tranche 1 Investment closed, resulting in GM’s purchase of 15,002 common shares of Old LAC. The net proceeds of the Tranche 1 Investment, net of $33,194 allocated to the Tranche 2 subscription agreement, were recorded as a contribution from Old LAC to LAC North America, net of allocated transaction costs of $15,217.

Upon Separation from Old LAC, the Company assumed Old LAC’s position in the Original GM Transaction and GM became a shareholder in the Company. The Tranche 2 Investment agreement was amended upon Separation, remaining in effect until October 15, 2024 (Note 17).

GM Tranche 2 Agreement

The Tranche 2 investment provided that GM would purchase common shares of the Company subject to the satisfaction of certain conditions precedent, including the condition that the Company secured, subject to certain conditions, sufficient funding to complete the development of Phase 1 for Thacker Pass by an outside date of August 2024. The subscription agreement called for an aggregate purchase price of up to $329,852, with the number of shares to be determined using a price equal to the lower of (a) the 5-day volume weighted average share price and (b) $17.36 per share. In October 2024, the Tranche 2 Investment agreement was replaced (Note 17).

GM’s share subscription under the Tranche 2 Investment agreement was recognized as a financial liability, as settlement of the investment could result in the issuance of a variable number of shares to be issued to GM for the fixed subscription price and was settleable through shares of the Company after Separation. The financial liability

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

was initially and subsequently measured at fair value, with changes recorded in gain (loss) on financial instruments measured at fair value in the condensed consolidated interim statements of income (loss). Transaction costs of $1,760 allocated to the Tranche 2 Investment agreement were expensed.

At June 30, 2024, the fair value of the GM liability was $360 (December 31, 2023 - $348) (Note 15). The Company recognized a gain on change in fair value of $168 for the three months ended June 30, 2024 (2023 - $19,036). The Company recognized a loss on change in fair value of $12 for the six months ended June 30, 2024 (2023 – gain of $28,096) (Note 15).

GM Offtake Agreement

The Company has an Offtake Agreement with GM, whereby GM is required to purchase lithium production from Thacker Pass Phase 1, equal to 20% of GM’s specific lithium requirements, up to a maximum of 100% of Phase 1 production volume at a price based on prevailing market prices at the time of the transaction. The term of the arrangement for Phase 1 production is ten years, subject to a five-year extension at GM’s option and other limited extensions. The Company has also granted GM a right of first offer on Thacker Pass Phase 2 production. The volume available under the Offtake Agreement is subject to the receipt of the future investment by GM (Note 17).

7.
LEASES LIABILITIES

Leases liabilities include the following:

	June 30, 2024	December 31, 2023
Finance leases
Vehicle and equipment leases	$44	$47
Operating leases
Office leases	981	763
Land lease	70	68
Current portion of lease liabilities	$1,095	$878

Finance leases
Vehicle and equipment leases	$46	$69
Operating leases
Office leases	1,241	1,164
Land lease	1,797	1,783
Non-current portion of lease liabilities	$3,084	$3,016

8.
ROYALTY AND PRODUCTION PAYMENT ARRANGEMENTS

The Company is subject to commitments for royalty and other payments to be made on Thacker Pass and other exploration assets as set out below. These amounts will only be payable if the Company continues to hold the subject claims in the future and the royalties will only be incurred if the Company commences production from Thacker Pass or other subject claims.

The Company is obligated to pay an 8% gross revenue royalty for sales on production from all Thacker Pass mineral claims up to a cumulative payment of $22,000, after which time the royalty rate is reduced to 4% for the remaining life of the project. The Company has the option at any time to reduce the royalty to 1.75% through payment of $22,000. The portion of the royalty subject to repurchase has been recorded as a financial liability carried at amortized cost. At June 30, 2024, the royalty obligation was $20,992 (December 31, 2023 - $20,747). The Company is also obligated to pay a 20% royalty on revenue solely in respect of uranium sales, if any.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

9.
STOCKHOLDERS’ EQUITY

Equity Financing

On April 22, 2024, the Company completed an underwritten public offering of 55 million common shares at a price of $5.00 per common share for aggregate gross proceeds to the Company of $275,000 (net proceeds of $262,146). The Company intends to use the net proceeds to advance construction and development of Thacker Pass.

Equity Arrangements

The Company recorded stock-based compensation expense for the following equity instruments:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Restricted share units	$988	$-	$1,902	$70
Deferred share units [1]	153	-	308	-
Performance share units	373	-	693	27
Allocations from former parent during carve-out period	-	1,362	-	1,460
Total	$1,514	$1,362	$2,903	$1,557

1 The Company granted DSUs accrued in previous periods during the three and six-months ended June 30, 2024, resulting in a charge to additional paid-in capital of $155 and $283, respectively.

During the three and six-months ended June 30, 2024, stock-based compensation related to RSUs of $644 and $1,190, respectively, was capitalized to Thacker Pass (2023 - $405 and $675, respectively). During the three and six-months ended June 30, 2024, stock-based compensation related to PSUs of $59 and $119, respectively, was capitalized to Thacker Pass (2023 - $nil and $17).

Restricted Share Units (“RSUs”)

A continuity of RSUs is as follows:

Number of Shares
Outstanding - December 31, 2023	1,650
Vested and converted into common shares	(815)
Granted	1,936
Cancelled	(32)
Outstanding - June 30, 2024	2,739

During the six months ended June 30, 2024, 815 common shares were issued on exercise of 815 RSUs. The fair value of each RSU is based on the market value of the Company’s common shares on the date of grant. The total estimated fair value of RSUs granted in the six months ended June 30, 2024 was $9,337 (2023 - $3,209). As at June 30, 2024, unrecognized stock-based compensation expense related to unvested RSUs granted was $7,647 (June 30, 2023 - $2,739). During the six months ended June 30, 2024, 642 RSUs were issued for settlement of the 2023 annual bonuses totaling $3,070 which were accrued at December 31, 2023.

Deferred Share Units (“DSUs”)

A continuity of DSUs is as follows:

Number of Shares
Outstanding - December 31, 2023	95
Granted to directors	42
Outstanding - June 30, 2024	137

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

Performance Share Units (“PSUs”)

A continuity of PSUs is as follows:

Number of Shares
Outstanding - December 31, 2023	628
Granted	442
Converted into common shares	(320)
Outstanding - June 30, 2024	750

During the six months ended June 30, 2024, 320 common shares were issued on exercise of 320 PSUs. The fair value of PSUs granted in fiscal 2024 is estimated using a valuation model based on a Monte Carlo simulation model which calculates potential outcomes and the probability weighted average payout. The fair value is estimated using inputs including: (a) the share price at the valuation date in USD of the Company and peer companies; (b) the share volatility of the Company and peer companies over the vesting period; and (c) the risk-free rate based on U.S. Treasury yields matching the PSU vesting period. The total estimated fair value of PSUs granted in the six months ended June 30, 2024 was $2,793 (2023 - $621). As at June 30, 2024, unrecognized stock-based compensation expense related to non-vested PSUs granted was $3,806 (2023 - $640). The fair value of PSUs granted by Old LAC pre-Separation was estimated based on a Monte Carlo simulation using relevant assumptions at the date of grant.

10.
INCOME (LOSS) PER SHARE

Basic and diluted net income (loss) per share is computed by dividing the net income or loss attributable to the Company’s shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed similar to basic income (loss) per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of equity instruments, if dilutive. Potentially dilutive common shares include stock options, RSUs, DSUs, and PSUs. Income (loss) per share for the three and six months ended June 30, 2023, which is presented on a “carve-out” basis has been calculated for both basic and diluted loss per share using 160,048 common shares, which was the number of shares of New LAC that were issued and outstanding upon Separation on October 3, 2023.

11.
GENERAL AND ADMINISTRATIVE EXPENSES

The following table summarizes the Company’s general and administrative expenses, which represent the activity of LAC North America for the comparative periods ended June 30, 2023 and actual expenses for the current period ended June 30, 2024:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Salaries, benefits, and directors’ fees	$1,883	$1,039	$4,267	$1,951
Stock-based compensation	1,514	1,362	2,903	1,460
Professional fees	845	1,649	1,535	1,706
Office and administration	1,247	592	1,999	1,165
Regulatory and filing fees	282	52	458	138
Travel	67	134	121	204
Investor relations	549	342	907	461
Depreciation	23	100	23	100
Total	$6,410	$5,270	$12,213	$7,185

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

12.
TRANSACTION COSTS

Prior to determining an underlying transaction is probable, the Company expenses transaction costs as incurred. Transactions that are subject to completion pending a final investment decision are not considered probable prior to such decision. The Company also expenses transaction costs associated with the origination of financial instruments that will be subsequently measured at fair value. The Company has expensed transaction costs in relation to the following transactions:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
DOE Loan	$1,106	$488	$1,710	$488
Separation	-	1,166	-	3,640
General Motors original investment	-	1,148	-	2,702
Other financing activities	210	-	471	-
Total	$1,316	$2,802	$2,181	$6,830
13.
OTHER INCOME (EXPENSE)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Interest on cash deposits	$4,181	$-	$6,275	$-
Other	(14)	44	(199)	53
Total	$4,167	$44	$6,076	$53
14.
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	Six months ended June 30,
	2024	2023
Interest received on cash deposits	$5,450	$-
Interest paid	$(4)	$(163)

Non-cash investing and financing activities
Total non-cash additions to mineral properties, plant and equipment composed of:	$12,178	$14,648
Capitalization of stock-based compensation	2,878	692
Capitalization of depreciation	376	111
Capitalization of non-cash interest	122	1,678
Other non-cash transactions including working capital changes	8,802	12,167
Right-of-use assets obtained in exchange for new operating lease liabilities	$719	$-
Increases to net investment in parent due to stock-based compensation	$-	$1,460
15.
FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair value measurement

(a)
Financial instruments not measured at fair value

Except as disclosed below, the carrying value of the financial assets and liabilities where the measurement basis is other than fair value approximate their fair values due to the immediate or short-term nature of these instruments considering there have been no significant changes in credit and market interest rates since original date. Cash and cash equivalents, receivables, accounts payable, and royalty obligations are measured at amortized cost.

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

(b)
Measurement of fair value

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified in the lowest level of the hierarchy for which a significant input has been considered in measuring fair value. The fair value hierarchy establishes three levels to classify the significance of inputs to valuation techniques used in making fair value measurements of all financial assets and liabilities. At June 30, 2024 and December 31, 2023, there were no financial assets and financial liabilities measured and recognized at fair value on a non-recurring basis subsequent to initial recognition.

The following table identifies the Company’s assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy. The carrying value is equal to the fair value at each date reported.

		Fair Value at
	Category	June 30, 2024	December 31, 2023
Financial assets
Investment in GT1 (Note 3)	Level 1	$683	$2,580
Investment in Ascend Elements (Note 3) [1]	Level 3	6,007	8,582
		$6,690	$11,162
Financial liabilities
GM Tranche 2 liability (Note 6) [2]	Level 2	360	348
		$360	$348

1
As Ascend Elements is a private company, there is no observable market data to use, which results in this equity investment being classified as without readily determinable fair value. The fair value was based on a review of Ascend Elements’ business development, financings and trends in the share prices of other companies in the same industry sector. At June 30, 2024, the Company estimated the fair value had decreased based on a number of factors, primarily, the overall downturn of the lithium battery recycling market as measured by a reduction in the fair value of a basket of publicly-traded peer companies during the second quarter of 2024.
2
The fair value of the Tranche 2 Investment liability was determined using a Monte Carlo simulation with the following inputs and assumptions. As at June 30, 2024, expected volatility of 80.73%, share price of $2.68, risk-free rate of 5.59%, and no expected dividends. As at December 31, 2023, expected volatility of 71.26%, share price of $6.40, risk-free rate of 5.54%, and no expected dividends. Valuation of the GM liability is sensitive to changes in the Company's share price and the assumed volatility of common shares.

The Company has, where appropriate, estimated the fair value of financial instruments for which the amortized cost carrying value may be significantly different than the fair value. As of June 30, 2024 and December 31, 2023, this includes the royalty obligation (Note 8). At June 30, 2024, the carrying value of the royalty obligation was $20,992 and the estimated fair value was $17,248. At December 31, 2023, the carrying value of the royalty obligation was $20,747 and the estimated fair value was $16,428. The estimated fair value involved Level 3 inputs and was determined using a discounted cash flow with a discount rate of 12.2% at June 30, 2024 (December 31, 2023 – 11.7%).

16.
COMMITMENTS

Conditional Loan Commitment

On March 12, 2024, the Company received a conditional commitment (“Conditional Commitment”) from the U.S. Department of Energy (“DOE”) for a $2.26 billion loan provided under the Advanced Technology Vehicles Manufacturing (“ATVM”) Loan Program (the “DOE Loan”), for financing the construction of the processing facilities at Thacker Pass. While this Conditional Commitment represented a significant milestone and demonstrated the DOE’s intent to finance Thacker Pass, certain technical, legal, and financial conditions, including negotiation of definitive financing documents, must be satisfied before the DOE loan can be funded. On October 28, 2024, the Company, a subsidiary of the Company and the DOE closed the loan (Note 17).

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

17.
SUBSEQUENT EVENTS

DOE Loan

On October 28, 2024, the Company, the DOE and the Company’s subsidiary, Lithium Nevada LLC (“LN”) closed the $2.26 billion DOE Loan for financing the construction of processing facilities at Thacker Pass originally contemplated under the Conditional Commitment (Note 16). The DOE Loan agreement was amended on December 20, 2024 to give effect to the formation of Lithium Nevada Ventures LLC (“Lithium Nevada Ventures”), a joint venture with GM, which owns a 100% interest in LN, owner of Thacker Pass. Advances under the DOE Loan are subject to certain conditions precedent. The terms of the DOE Loan are described in Note 3 to the Consolidated Financial Statements for the year ended December 31, 2024.

Joint Venture with GM

On October 15, 2024, the Company and GM entered into an investment agreement (the “GM Investment Agreement”) to establish a joint venture for the purpose of funding, developing, constructing and operating Thacker Pass. The GM Investment Agreement replaced the previous Tranche 2 Investment agreement with GM. On December 20, 2024, the transaction closed and the joint venture entity Lithium Nevada Ventures was formed. Under the terms of the GM Investment Agreement, GM will acquire a 38% asset-level ownership stake in Thacker Pass. GM’s investment in Lithium Nevada Ventures is subject to certain conditions precedent, including those related to the DOE Loan. The terms of the joint venture transaction are described in Note 4 to the Consolidated Financial Statements for the year ended December 31, 2024.

In connection with the establishment of Lithium Nevada Ventures, the Company and GM: (a) extended GM’s pre-existing offtake agreement for up to 100% of production volumes from Phase 1 of Thacker Pass to 20 years, to coincide with the expected maturity of the DOE Loan; and (b) entered into an additional offtake agreement for up to 38% of Phase 2 production. Both offtake agreements include a price based on prevailing market conditions.

Transload Terminal Services Agreement and U.S. Department of Defense Grant

LN is party to a Transload Terminal Services Agreement (the “Terminal Agreement”) executed on October 28, 2024, to finance the construction of a railcar and truck terminal (the “Terminal”) in Winnemucca, Nevada. The initial term of the Terminal Agreement is 10 years with two automatic extensions of 5 years each. A third-party developer has agreed to fund approximately $95,000 to finance the construction of the Terminal through a finance lease to the Company. Under the terms of the lease, the Company expects lease payments to be approximately $20,500 per year for each of the first 10 years and approximately $6,700 per year for each of the second 10 years, with an early buyout option to purchase the Terminal. The total amount funded by the third-party developer and the amount of the future lease payments will be determined upon commencement of the lease at a future date. The arrangement is a build-to-suit arrangement and the Company has been involved in the design and construction of the Terminal prior to the anticipated lease commencement. Accordingly, the Company has determined it controls the Terminal during the construction period and will record construction costs incurred during the construction period as a construction-in-process asset and a related financing obligation on the Company’s consolidated balance sheets. At December 31, 2024, construction of the Terminal had not commenced. The Company’s interest in the Terminal Agreement serves as collateral under the DOE Loan.

On August 5, 2024, LN received approval for a $11,800 grant from the U.S. Department of Defense to support an upgrade of the local power infrastructure and to help build a transloading facility, which is part of the construction of the Terminal. The monies available under the grant will be available as costs are incurred.

Orion Agreement

On March 5, 2025, the Company announced a strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”), which is expected to achieve fully funded status at the project

LITHIUM AMERICAS CORP. (FORMERLY 1397468 B.C. LTD.)

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except for per share amounts; shares and equity instruments in thousands)

level and corporate level for the development and construction of Thacker Pass Phase 1 for the duration of construction.

Orion has committed to purchase senior unsecured convertible notes in the aggregate and principal amount of $195 million (the “Notes”) and enter into a Production Payment Agreement (“PPA”) whereby Orion will pay the Company $25 million in exchange for payments corresponding to the minerals processed and gross revenue generated by Thacker Pass (together, the Notes and PPA represent an aggregate initial investment of $220 million). Orion has committed, subject to the satisfaction of certain conditions precedent, to purchase an additional $30 million in aggregate principal amount Notes within two years, upon request by the Company.